EXHIBIT 10.4

JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to the Securities Purchase Agreement dated as of May 12, 2003, as amended by Amendment No. 1 dated as of May 14, 2003 (as the same may be further amended, amended and restated, supplemented or otherwise modified, the “Purchase Agreement”), among Seattle Genetics, Inc., a Delaware corporation (the “Corporation”), and the Purchasers named on Schedule I thereto.

By executing and delivering this Joinder Agreement to the Corporation, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Purchase Agreement in the same manner as if the undersigned were an original signatory to such agreement.

The undersigned agrees that the undersigned shall be a Purchaser as such term is defined in the Purchase Agreement.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the 14th day of May, 2003.

T. ROWE PRICE HEALTH SCIENCES FUND, INC.

By:	/s/ JAY S. MARKOWITZ
Name: Jay S. Markowitz
Title: Vice President

ACKNOWLEDGED AND

ACCEPTED THIS

14th DAY OF MAY, 2003.

SEATTLE GENETICS, INC.

By:	/s/ CLAY B. SIEGALL
Name: Clay B. Siegall
Title: President & CEO